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                                                                   Exhibit 23.3



                              CONSENT OF COUNSEL



    Phillips McFall McCaffrey McVay & Murrah, P.C., hereby consents to the filing of its opinion of counsel as an exhibit to the Form S-8 Registration Statement filed by HORIZON Pharmacies, Inc.

                   PHILLIPS MCFALL MCCAFFREY MCVAY & MURRAH, P.C.


                   /s/ Phillips McFall McCaffrey McVay & Murrah, P.C.



Oklahoma City, Oklahoma
November 18, 1997